Exhibit 99.2

CONSULTING SERVICES AGREEMENT

This Agreement (the Agreement), dated as of the ___ day of March, 2010

BETWEEN:

(1)	Imperial Oil & Gas, Inc, having its principal office at Suite 2600, 144 -4th Ave SW, Calgary, AB T2P 3N4 (the Client); and

(2)	Mara Energy, LLC, 1211 Mardale Drive NE, Calgary, Alberta, T2A 3L7 (the Consultant); and;

Together, the Parties.

WHEREAS:

(A)	The Client is a wholly owned subsidiary of Imperial Resources, Inc; and

(B)
The Client has purchased a 14.9% working interest in both the Greater Garwood oil and gas development exploration asset and the producing Cochran #1 well located in the Greater Garwood prospect in Colorado County, Texas (together, “Garwood”), this acquisition being viewed as important to the development of the Client’s planned oil and gas activities; and

(C)
The Consultant is able to provide essential services associated with any future development of Garwood and therefore the Parties desire to work together and share the rewards of Garwood, excluding the currently producing Cochran #1 well, to their mutual benefit on a performance basis, and to work together on any similar future opportunity that may arise on a similar basis; and

(D)	The Client has appointed the Consultant to provide the services and scope of work as detailed in Schedule A (the Services); and

(E)
The Consultant, having represented to the Client that it has the required professional skills and technical resources has agreed to provide the Services on the terms and conditions set forth in this Agreement and the Client has agreed to compensate the consultant on a performance as detailed in Schedule B (Compensation).

1	GENERAL PROVISIONS

1.1	Definitions

Unless the context otherwise requires, the following terms whenever used in this Agreement have the following meanings:

Agreement means, this Agreement, including the Schedules hereto, as the same may be varied, supplemented or modified from time to time;

Applicable Law means the laws and any other instruments having the force of law in Canada as they may be issued and come in force from time to time;

Client means Imperial Oil & Gas Inc.;

Compensation means that set out in schedule B

Effective Date has the meaning given to it in Clause 2.1;

Consulting Services Agreement, Imperial Oil & Gas Inc.  and Mara Energy, LLC

Parties mean both the Client and the Consultant;

Party means the Client or the Consultant, as the case may be;

Scope of Services has the meaning given to it in Schedule A Part (i);

Start Date has the meaning given in Clause 2.1;

Third Party means any person or entity other than the Client or the Consultant.

1.2	Relation between the Parties

Nothing contained herein shall be construed as establishing a relation of employer and employee as between the Client and the Consultant.

1.3	Law Governing Agreement

This Agreement, its meaning and interpretation, and the relation between the Parties shall be governed by the Applicable Law.

1.4	Language

This Agreement has been executed in the English language, which shall be the binding and controlling language for all matters relating to the meaning or interpretation of this Agreement.

1.5	Headings

The headings shall not limit, alter or affect the meaning of this Agreement. References to Clauses and Schedules are references to clauses and appendices in and of this Agreement.

1.6	Location

The Services specified in Schedule A hereto shall be performed at the principal place of business of the Consultant and at such other locations as the Client may reasonably request.

1.7	Authorised Representatives

Any action required or permitted to be taken, and any document required or permitted to be executed under this Agreement, in the case of the Consultant may be taken or executed on behalf of the Consultant or their designated representatives and in the case of the Client may be taken or executed or on behalf of the Client or his designated representative, as the case may be from time to time, by those named representatives set out in Clause 14.

2	COMMENCEMENT, COMPLETION, MODIFICATION AND TERMINATION OF AGREEMENT

2.1	Effectiveness of Agreement

This Agreement shall come into force and effect on January 19, 2010 (the Effective Date).  The Consultant commenced the Services on January 19, 2010 (the Start Date).  The Client hereby undertakes to pay the Consultant the fees and reimburse expenditures incurred in respect of the Services provided from the Start Date, in accordance with and subject to the terms of Schedule B.

Consulting Services Agreement, Imperial Oil & Gas Inc.  and Mara Energy, LLC

2.2	Expiration of Agreement

This Agreement shall continue until the Consultant gives written notice of intention to terminate in accordance with Clause 2.6.

2.3	Entire Agreement and Conflict

This Agreement contains all covenants, obligations, undertakings and provisions agreed to by the Parties.  No agent or representative of either Party has authority to make, and the Parties shall not be bound by or be liable for, any statement, representation, promise or agreement not set forth herein.

2.4	Modification

Modification of the terms and conditions of this Agreement, including any modification of the scope of the Services, may only be made by written agreement between the Parties and shall not be effective until the consent of the Consultant and the Client has been obtained.

2.5	Force Majeure and Suspension

2.5.1	Definition

(a)
For the purposes of this Agreement, Force Majeure means an event which is beyond the reasonable control of a Party, and which makes a Party’s performance of its obligations hereunder impossible or impractical in the circumstances, and includes, but is not limited to, war, riots, civil disorder, earthquake, fire, explosion, storm, flood or other adverse weather conditions, strikes, lockouts or other industrial action (except where such strikes, lockouts or other industrial action are within the power of the Party invoking Force Majeure to prevent), confiscation or any other action by the Government or any agencies of the Government.

(b)
Force Majeure shall not include (i) any event which is caused by the negligence or intentional action of a Party or such Party’s agents or employees, nor (ii) any event which a diligent Party could reasonably have been expected to both (A) take into account at the time of the conclusion of this Agreement and (B) avoid or overcome in the carrying out of its obligations hereunder.

(c)	Force Majeure shall not include insufficiency of funds or failure to make any payment required hereunder.

2.5.2	No Breach of this Agreement

The failure of a Party to fulfil any of its obligations hereunder shall not be considered to be a breach of, or default under, this Agreement insofar as such inability arises from an event of Force Majeure, provided that the Party affected by such an event has taken all reasonable precautions with the objective of carrying out the terms and conditions of this Agreement to the extent reasonably possible.

2.5.3	Measures to be Taken

A Party affected by an event of Force Majeure shall take all reasonable measures to remove such Party’s inability to fulfil its obligations hereunder with a minimum of delay.

A Party affected by an event of Force Majeure shall notify the other Party of such an event as soon as possible, and in any event not later than fourteen (14) days following the occurrence of such event, providing evidence of the nature and cause of such event, and shall similarly give notice of the restoration of normal conditions as soon as possible.

The Parties shall take all reasonable measures to minimise the consequence of any event of Force Majeure.

Consulting Services Agreement, Imperial Oil & Gas Inc.  and Mara Energy, LLC

2.5.4	Extension of Time

Any period within which a Party is required, pursuant to this Agreement, to complete any action or task shall be extended for a period equal to the time during which such Party was unable to perform such action or task as a result of Force Majeure.

2.5.5	Payments

The Compensation earned as a result of the arrangement detailed in Schedule B will remain payable regardless of Force Majeure.

2.6	Termination

This Agreement will terminate at the end of the Term as set out in Clause 2.2 above or as set out in this Clause 2.6.1.

2.6.1	By the Client

The Parties agree that the Consultant is working on a risk basis from the date of the Agreement and in recognition of this the Client may not terminate this agreement in respect of any oil and gas project already carried out, partly carried out, agreed to be carried out, or introduced by the Consultant, whether or not the Consultant has fully performed the Services relating to that project.

2.6.2	By the Consultant

The Consultant may, by not less than fifteen (15) days’ written notice to the Client, such notice to be given after the occurrence of any of the events specified in paragraphs (a) through (e) of this Clause 2.6.2, terminate this Agreement:

(a)
if the Client fails to pay any money due to and demanded by the Consultant pursuant to this Agreement and which is not subject to dispute pursuant to Clause 8, within thirty (30) days after receiving notice from the Consultant that such payment is overdue;

(b)
if the Client fails to remedy a failure in the performance of its obligations hereunder, as specified in a notice of suspension pursuant to Clause 2.6.2, within thirty (30) days of receipt of such notice of suspension or within such further period as the Consultant may have subsequently approved in writing;

(c)	if, as the result of Force Majeure, the Consultant is unable to perform a material portion of the Services for a period of not less than fifteen (15) days; or

(d)	if the Client fails to comply with any final decision reached as a result of arbitration pursuant to Clause 13.2.

(e)	if, as the result of Force Majeure, affecting the Client and the Client is unable to perform a material portion of the Services for a period of not less than sixty (60) days.

2.6.3	Cessation of Rights and Obligations

Upon termination of this Agreement pursuant to Clause 2.6, or upon expiration of this Agreement pursuant to Clause 2.2, all rights and obligations of the Parties hereunder shall cease, except (i) such rights and obligations as may have occurred on or prior to the date of termination or expiration, (ii) the obligation of confidentiality set forth in Clause 10 and (iii) any right which a Party may have under the Applicable Law.

Consulting Services Agreement, Imperial Oil & Gas Inc.  and Mara Energy, LLC

2.6.4	Cessation of Services

Upon termination of this Agreement by notice by the Consultant to the Client pursuant to Clause 2.6.2, the Consultant shall, upon delivery of such notice, or pursuant to the completion of the Term in Clause 2.2 take all necessary steps to bring those aspects of the Services which the Consultant has performed to a close in a prompt and orderly manner and shall make every reasonable effort to keep expenditures for this purpose to a minimum.

2.6.5	Payment upon Termination

Upon termination of this Agreement pursuant to Clause 2.6.2, and as applicable Clause 2.2, the Client shall make the following payments to the Consultant:

(a)	all invoiced amounts in respect of Services performed by the Consultant prior to the date of termination;

(b)	all future payments in accordance with Schedule B.

3	OBLIGATIONS OF THE CONSULTANT

3.1	General

3.1.1	Standard of Performance

The Consultant shall perform the Services and carry out its obligations hereunder with diligence and efficiency and shall observe sound management and employ appropriate technology and methods.

3.1.2	Law Governing Services

The Consultant shall perform the Services in accordance with the Applicable Law.

3.2	Consultant not to Benefit from Commission, Discounts, etc.

The remuneration of the Consultant pursuant to Schedule B hereof shall constitute the Consultant’s sole remuneration in connection with this Agreement or the Services and the Consultant shall not accept for his own benefit any trade commission, discount or similar payment in connection with this Agreement or the Services or in the discharge of its obligations hereunder.

3.3	Liability of the Consultant

The Consultant shall be not be liable to the Client for the performance of the Services in accordance with the provisions of this Agreement and the Consultant shall not be liable for any loss suffered by the Client as a result of a default of the Consultant in such performance.

4	REIMBURSEMENT FOR EXPENSES

The Consultant will bear all its own expenses except where otherwise agreed by prior arrangement between the Parties.

Consulting Services Agreement, Imperial Oil & Gas Inc.  and Mara Energy, LLC

5	SUBMITTAL OF INVOICES

The Consultant shall submit invoices to the Client as set out in Schedule B, and such invoices shall be payable within fifteen (15) days of receipt of a correct invoice by the Client.  Interest at US Federal funds rate + 4% may be charged on overdue accounts at the Consultant’s discretion.

6	INDEPENDENT CONTRACTOR

The Consultant will act as an independent contractor in the performance of the duties set forth in this Agreement, and shall have no authority to incur any obligations or liabilities on behalf of the Client, and shall not be deemed to be an agent of the Client.  The Client shall be solely responsible for determining the means and methods for performing the Services.

This Agreement does not oblige the Consultant to provide services exclusively to the Client always provided that such other services are not provided to a Third Party considered by Client to be a competitor.  For avoidance of doubt Consultant shall seek approval from Client.  Any such approval will not be unreasonably withheld.

7	TAXES

The Compensation for Services set out in Schedule B, unless otherwise specifically stated, excludes all sales taxes, charges and duties chargeable by any taxing authority having jurisdiction.  For the avoidance of doubt the Consultant is responsible for its own taxation on the Compensation received and this is not recoverable from the Client.

8	CONFIDENTIALITY

8.1	In consideration of the parties providing each other with, or allowing each other access to, information under this Agreement, it is hereby agreed as follows:

(i) The Consultant agrees to treat as confidential all information furnished to it by the Client and will not disclose any such information to a Third Party, other than a Statutory Authority with a right in the applicable law to demand such disclosure, without the express consent of the Client.

(ii) Except to the extent as required and necessary for the conduct of its business, the Client agrees to treat all information and opinions furnished to it by the Consultant, including presentations, opinions and reports, as confidential and will not disclose such information to any Third Party, other than a Statutory Authority with a right in the applicable law to demand such disclosure, without the prior consent of the Consultant.  While the Client may for the purposes of this exercise use information presented by the Consultant, such information shall remain the property of the Consultant.

Should either Party desire, and notify the other party in advance, the sub-clauses 8.1 (i) and (ii) also mean that the purpose or existence of the assignment shall be kept confidential.

The obligations of the Parties to hold information confidential shall not apply to such information which at the time of its disclosure is in the public domain, or subsequently comes into the public domain other than by a breach of this Agreement; or at the time of its disclosure is in the receiving party's lawful possession or subsequently is received from another party who is lawfully in possession thereof and not bound by any obligation of confidentiality.

The extent of these confidentiality provisions includes all information included in any proposal made by the Consultant to the Client and the contents of this Agreement.

No Party makes any representation or warranty as to the accuracy, quality or completeness of any information and no liability to any party or its representatives shall result from its use.

Consulting Services Agreement, Imperial Oil & Gas Inc.  and Mara Energy, LLC

9	OBLIGATIONS OF THE CLIENT

9.1	Compensation

In consideration of the Services performed by the Consultant under this Agreement, the Client shall make to the Consultant such payments and in such manner as is provided by Schedule B.

9.2	Indemnification of the Consultant by the Client

The Client shall keep the Consultant, both during and after the term of this Agreement, fully and effectively indemnified against all losses, damage, injuries, deaths, expenses, actions, proceedings, costs and claims, including, but not limited to, legal fees and expenses suffered by the Consultant or any Third Party where such loss, damage, injury or death is the result of a wrongful action, negligence or breach of Agreement of the Client or its employees or agents.

10	OFFICIALS NOT TO BENEFIT

No monies or other valuable consideration shall be knowingly used, directly or indirectly, to influence, improperly or unlawfully any decision or judgement of any official or any government or of any subdivision, agency or instrument thereof in connection with the subject matter of the Agreement or in connection with any contracts or dealings with third parties associated with the Services and which the Consultant might reasonably have been expected to be aware of.  The Consultant agrees that it shall conduct its activities in accordance with all applicable laws, rules, orders and regulations of governmental and regulatory authorities having jurisdiction.

11	NO CONSEQUENTIAL DAMAGES

Notwithstanding the provisions of Article 3.3, in no event shall any Party have any liability to any other Party or its affiliates or subcontractors for any special, indirect, exemplary, punitive or consequential loss or damage (including damages or claims in the nature of lost revenue, income, profits or investment opportunities) and each Party hereby releases and indemnifies the other Party from any such claimed liability.

12	SETTLEMENT OF DISPUTES

12.1	Amicable Settlement

The Parties shall use their reasonable endeavours to settle amicably all disputes arising out of or in connection with this Agreement or the interpretation thereof.

12.2	Right to Arbitration

Any dispute between the Parties as to matters rising pursuant to this Agreement which cannot be settled amicably within ninety (90) days after receipt by one Party of the other Party’s request for such amicable settlement, shall at the option of either Party be referred to arbitration in the state of Texas.

13	ASSIGNMENT

13.1
None of the Parties may assign its rights or obligations hereunder without the prior written consent of the other Party, except that the Client may assign its rights and obligations hereunder to any affiliate or to any joint venture or any other entity in which the Client or any affiliate of either is a participant.

Consulting Services Agreement, Imperial Oil & Gas Inc.  and Mara Energy, LLC

14	NOTICES

14.1
Any notice, request or consent required or permitted to be given or made pursuant to this Agreement shall be in writing.  Any such notice, request or consent shall be deemed to have been given or made when delivered in person to an authorised representative of the Party to whom the communication is addressed, or when sent by registered mail or facsimile or by email to such Party at the following address:

For the Client:	Imperial Oil & Gas Inc.
Suite 2600, 144 -4th Ave SW, Calgary, AB T2P 3N4
	Attention:	Robert Durbin
	E-Mail:	durbinlaw@earthlink.net

For the Consultant:	Mara Energy, LLC
1211 Mardale Drive NE, Calgary, Alberta, T2A 3L7
	Attention:	Dean Shah
	E-Mail:	shaw1968@shaw.ca

14.2	Notices will be deemed to be effective as follows:

(a)	in the case of personal delivery or registered mail, on delivery;

(b)
in the case of facsimiles, one business day (being a day on which banks are open for business in London, excluding weekends and public holidays in the United Kingdom) following receipt of confirmed transmission and

(c)	in the case of email when sent.

14.3	A Party may change its address for notice hereunder by giving the other Party notice of such change pursuant to this Clause 14.

Consulting Services Agreement, Imperial Oil & Gas Inc.  and Mara Energy, LLC

IN WITNESS WHEREOF, the Parties hereto caused this Agreement to be executed in one or more counterparts, attested by the hands of their proper officers duly authorized in that behalf as of the date first written above.

Imperial Oil & Gas Inc. (the Client)	Mara Energy, LLC (the Consultant)
/s/ Robert Durbin	/s/ Dean Shah
By: Robert Durbin	By: Dean Shah
Title: CEO	Title: Managing Director

Consulting Services Agreement, Imperial Oil & Gas Inc.  and Mara Energy, LLC

Schedule A

Scope of Services

i.	CORE SERVICES

The Consultant will provide:

•	Assistance with the first bridge financing to secure a suitable project essential as a first step in the development of the Client’s new Oil and Gas business beyond the Garwood project;

•	Full and unencumbered preferential access for the Client to the Consultant’s pipeline of opportunity;

•	Introductory services for the sourcing of niche oil and gas projects for consideration by the Client;

•	A project scouting service with the needs and specifications of the Client as priority;

•	Analysis and screening of potential projects for submittal to the board of the Client;

•	Right of First Refusal to the Client to take up those projects;

•	Working with the Client on joint analysis of selected projects;

•	A perpetual licence, where it is applied to projects to which the Services apply, to the Consultants proprietary T-PAD® funding model;

•	Introductory services for the financing of the Client’s oil and gas projects by T-PAD or otherwise;

•	Assistance with all financial modelling required for the financing of the Client’s oil and gas projects, T-PAD or otherwise;

•	Access to the Inbustrade Europe, SL network of clients able to provide funding, T-PAD or otherwise;

•	Assistance with any follow on bridge financings required, T-PAD or otherwise;

•	Contractual / legal assistance with oil and gas project documentation;

•	Contractual / legal assistance with fund raising documentation, be it T-PAD or otherwise;

•	Assistance with project and / or funding marketing materials, be it T-PAD or otherwise;

•	Language services related to the above;

•	Maintenance of a European presence to serve to up the Client’s profile regarding potential funding, be it T-PAD or otherwise;

•	Assisting the Client with communication and language services with funders, be it T-PAD or otherwise.

ii.	REPORTING STRUCTURE

Reports to the Chief Executive Officer of the Client.

Consulting Services Agreement, Imperial Oil & Gas Inc.  and Mara Energy, LLC

Schedule B

Compensation for Services

i.	Performance related Payments,

To be made in accordance with the Net Profits Agreement between the Client and the Consultant of January 19, 2010, a form of which is attached as Appendix 1.

ii.	Payment Terms

The Client will pay the fee and expenses in accordance with the terms in Clause 5 of this Agreement.

iii.	The Consultant will invoice as follows:

The Consultant will invoice the client monthly promptly after the end of each month.

Consulting Services Agreement, Imperial Oil & Gas Inc.  and Mara Energy, LLC

Appendix 1

NET PROFITS AGREEMENT

This Agreement made effective as of the 19 day of January, 2010

BETWEEN:

IMPERIAL OIL & GAS INC. a body corporate, having an office at the City of Calgary, in the Province of Alberta (hereinafter called “Grantor”)

-and-

MARA ENERGY, LLC, a body corporate, having an office at the City of Vancouver, in the Province of British Columbia (hereinafter called “Grantee”)

WHEREAS

1.
Grantee has contacts with, knowledge of and/or existing and future access to high growth potential oil and gas exploration and development opportunities in Canada and the continental United States (“Prospects”); and

2.
The Grantee will at its own cost and risk examine, assess, negotiate, re-engineer existing and future Prospects and report upon them to a bankable standard as far as it is possible, in order to present pre-qualified Prospects to the Grantor so that the Grantor may consider and elect at its sole discretion to reject or to participate or otherwise take an involvement in those Prospects; and.

3.
The Grantee has the capability and contacts, worldwide, to assist the Grantor in obtaining financing by way of its capability of securing corporate finance from financial institutions banks, and finance houses  so that the Grantor may have the opportunity to fund the development of the Prospects; Grantee will assist where necessary in the preparation of any/all marketing materials to help facilitate any fundraising; and

4.	The Grantor has agreed to reserve an interest to the Grantee in the Prospects by way of a net profits interest as more particularly described herein.

Consulting Services Agreement, Imperial Oil & Gas Inc.  and Mara Energy, LLC

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual premises and covenants contained herein, the parties agree each with the other as follows:

1.	DEFINITIONS

Except as otherwise defined in this Agreement, each term used in this Agreement including the recitals, will have the meaning given to it subject to the following;

a.      “Capital Costs” means all capital costs incurred in the Prospects including, but not limited to, the costs of drilling wells, completion of wells, equipping of wells for the taking of production, rework or recompletion of wells and construction of pipelines and facilities;

b.      “Grantor” means Imperial and Gas, Inc. together with any person, corporation or entity to which it has assigned an interest in all or any portion of the Prospects;

c.      “Grantee” means Grantee or any other entity or individual Grantee nominates to assign over to the terms of this Agreement;

“Net Proceeds of Production” means the gross proceeds of sale from or allocated to the Grantee’s share of production of petroleum substances from the Prospects less the Grantee’s share of:

all payments for the lessor royalty under the title documents; and

all taxes (other than income taxes) paid by the Grantee pursuant to the Regulations on the equipment for the production of petroleum substances from the Prospects; and

all encumbrances applicable to petroleum substances produced from the Prospects; and

all reasonable operating costs applicable to production of petroleum substances from the Prospects; and

all reasonable facility fees and enrichment fees applicable to production of petroleum substances from the Prospects; and

all land and mineral lease acquisition costs related to the Prospects.

e.      “Net Profits Interest” means an interest in the Prospects which entitles the Grantor to receive monthly an amount equal to 50 percent of the Net Proceeds of Production;

f.      “Payout” means the first day of the month following the date when the Grantor recovers out of the Net Proceeds of Production an amount equal to the Initial Funded Amount;

2.	NET PROFITS

After Payout, the Grantor agrees that the Grantee will be entitled to the Net Profits Interest subject to the following conditions:

i.	the Net Profits Interest will be reduced in proportion to the interest in the Prospects retained by the Grantor.

ii.
the Grantee will in no event be liable to pay for or advance any portion of any costs and expenses including Capital Costs associated with the Prospects, the same being solely a deduction from the Net Profits Interest.

iii.
that costs and expenses including Capital Costs in excess of the Net Proceeds of Production shall be carried forward without limitation and deducted from future Net Profits Interest payments, but shall not be carried back so as to require any refund from the Grantee.

iv.
The Grantee may reduce, defer or waive, at its sole discretion, in part or whole, its Net Profits Interest in the event that, in the sole opinion of  the Grantee, the Grantor experiences a necessity for funds.

Consulting Services Agreement, Imperial Oil & Gas Inc.  and Mara Energy, LLC

3.	MISCELLANEOUS

a.
If any term or condition of this Agreement conflicts with a term or condition of the title documents, then such term or condition in the title documents shall prevail and this Agreement shall be deemed to be modified accordingly.

b.	The headings of the clauses of this Agreement are inserted for convenience of reference only and shall not affect the meaning or construction thereof.

c.
Whenever the plural or masculine or neuter is used in this Agreement the same shall be construed as meaning singular or feminine or body politic or corporate and vice versa where the context so requires.

This Agreement shall enure to the benefit of and be binding on the Parties and their respective successors and permitted assigns and upon the heirs, executors, administrators and assigns of natural persons who are or become Parties hereto.

e.      The management of the Net Proceeds of Production under this Agreement from assets located in the continental US shall be governed by the definitions contained in Article I of the A.A.P.L. Form 610 – MODEL FORM OPERATING AGREEMENT - 1989 (a copy of which is attached as Schedule “A” to this Agreement).  The Net Profits Interest will be calculated and paid in the lawful currency of the United States of America for Prospects located in the United States.

f.      The management of the Net Proceeds of Production from assets under this Agreement located in Canada shall be governed by the definitions contained in clause 101 of the 1990 CAPL Operating Procedure (a copy of which is attached as Schedule “B” to this Agreement). The Net Profits Interest will be calculated and paid in the lawful currency of Canada for Prospects located in Canada.

The Parties agree that this Agreement shall for all purposes be construed and interpreted according to the laws of the Province of Alberta and that the courts having jurisdiction with respect to any matter or thing arising directly or indirectly relating to this Agreement, or the relationship between the Parties, shall be the courts of said Province, to the jurisdiction of which courts the Parties by their execution of this Agreement do hereby submit.

This Agreement may be executed in counterpart and when each Party has executed a counterpart, all counterparts taken together shall constitute one agreement.

The terms of this Agreement express and constitute the entire agreement between the Parties insofar as the specific subject matter contained in this Agreement.  No implied covenant or liability of any kind on the part of the Parties is created or shall arise by reason of these presents or anything contained in this Agreement.

This Agreement supersedes and replaces all previous agreements, memoranda or correspondence, whether written or oral among the parties with respect to the subject matter of this Agreement.

Each of the parties shall from time to time and at all times do such further acts and execute and deliver such further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

If any portion of this Agreement shall be or deemed to be unenforceable, illegal or invalid, the remaining portions of the Agreement shall not be affected thereby.

Consulting Services Agreement, Imperial Oil & Gas Inc.  and Mara Energy, LLC

Time is of the essence of this Agreement.

The two-year period for seeking a remedial order under section 3(1)(a) of the Limitations Act, R.S.A. 2000 c.L-12, as amended, for any claim (as defined in that Act) arising in connection with this agreement is extended to:

i.    for claims disclosed by an audit, two years after the time this agreementpermitted that audit to be performed; or

for all other claims, four years.

Each of the Parties represents and warrants that it now has or is entitled to have full right, full power and absolute authority to enter into this Agreement.

The addresses for notice for the parties are:

Mara Energy, LLC.	Imperial Oil and Gas Inc.

Suite 408, #100	Suite 2600, 144 -4th Ave SW
Calgary, AB T3G 3Y6	Calgary, AB T2P 3N4

Email: get@gnpresources.net	Email: get@gnpresources.net

IN WITNESS WHEREOF the parties hereto have executed and delivered this Agreement as of the day and year first above written.

MARA ENERGY, LLC.	IMPERIAL OIL & GAS INC.

Name: Grant Twanow	Name: Grant Twanow
Title: Director	Title: Director

Consulting Services Agreement, Imperial Oil & Gas Inc.  and Mara Energy, LLC